UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2004

ACCENTURE SCA

(Exact name of Registrant as specified in its charter)

Luxembourg (State or other jurisdiction of incorporation)	000-49713 (Commission File Number)	98-0351796 (I.R.S. Employer Identification No.)

1 rue Guillaume Kroll
L-1882 Luxembourg
(Address of principal executive offices)

Registrant’s telephone number, including area code: (352) 26 42 35 00

Not Applicable
(Former name or former address, if changed since last report)

TABLE OF CONTENTS

Item 5. Other Events and Regulation FD Disclosure

Signatures

Press Release

Table of Contents

Item 5. Other Events and Regulation FD Disclosure

On March 30, 2004, Accenture issued a press release announcing that Joe W. Forehand will step down as chief executive officer of the company, retaining the position of chairman, effective Sept. 1, 2004. A copy of the release is attached hereto as Exhibit 99.1. All information in the press release is furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2004	ACCENTURE SCA, represented by its general partner, Accenture Ltd, itself represented by its duly authorized signatory
/s/ Douglas G. Scrivner
	Name:	Douglas G. Scrivner